                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8 - K

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.
      For the quarterly period ended December 31, 1998

                  Adirondack Financial Services Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                      333-43697                14-1801465

(State or other jurisdiction of    (Commission File No.)        (IRS Employer
incorporation or organization)                               Identification No.)

52 North Main Street, Gloversville, NY  12078
(Address of principal executive offices)

(518) 725-6331
(Registrants telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report.)

Item 1.  Changes in Control of Registrant.
         None

Item 2.  Acquisition or Disposition of Assets.
         None

Item 3.  Bankruptcy or Receivership.
         None

Item 4.  Changes in registrant's Certifying Accountant.
         None

Item 5.  Other Events.
         On January 20, 1999, the Registrant issued the attached press release.

Item 6.  Resignations of Registrant's Directors.
         None

Item 7.  Financial Statements and Exhibits.
         Exhibit 1 - Press Release

Item 8.  Change in Fiscal Year.
         None

Item 9.  Sales of Equity Securities Pursuant to Regulation S.
         None.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Adirondack Financial Services Bancorp, Inc.
-------------------------------------------
(Registrant)

                  Dated: January 20, 1999                \s\ Lewis E. Kolar
                                                         ----------------------
                                                         Lewis E. Kolar
                                                         President and CEO


                  Dated: January 20, 1999                \s\ Menzo D. Case
                                                         ----------------------
                                                         Menzo D. Case
                                                         Executive VP and CFO

Adirondack Financial Services Bancorp, Inc.
Exhibit 1.  Press Release

Adirondack Financial Services Bancorp, Inc.
52 North Main Street
Gloversville, NY  12078

NASDAQ Symbol:  AFSB

Contact: Menzo D. Case
         EVP & CFO
         (518) 725-6331

For Immediate Release

Tuesday, January 20, 1999


               Adirondack Financial Announces Quarterly Earnings

Gloversville, NY -- Adirondack Financial Services Bancorp, Inc. (Nasdaq OTC:
AFSB) reported that unaudited net income for the quarter ended December 31, 1998 was $104,000 compared to $23,000 for the quarter ended December 31, 1997. Basic and diluted earnings per share were $.16 and $.17 per common share, respectively, for the quarter ended December 31, 1998. Per share earnings data for the three-month period in 1997 is not applicable as the Company converted to stock form on April 6, 1998.

Total assets were $70.3 million at December 31, 1998 as compared to $68.2 million at September 30, 1998. The increase was primarily attributable to a $2.5 million increase in borrowings offset by a $417,000 decline in deposits.

Gross loans decreased $151,000 and were $50.0 million at December 31, 1998 as compared to $50.2 million at September 30, 1998. Multi-family and commercial real estate loans and commercial business loans decreased $555,000 from $11.2 million at September 30, 1998 to $10.7 million at December 31, 1998. One-to-four family residential mortgages increased $401,000 during the same period.

Nonperforming loans decreased $764,000 from $1.8 million at September 30, 1998 to $1.1 million at December 31, 1998 due primarily to charge-offs on nonperforming loans of $262,000 as well as the foreclosure of a nonperforming loan carried at $375,000 which is now classified as OREO. The ratio of nonperforming loans to gross loans decreased to 2.07% at December 31, 1998 from 3.52% at September 30, 1998.

Deposits decreased $417,000 from $56.8 million at September 30, 1998 to $56.4 million at December 31, 1998. Demand and NOW account balances decreased from $5.7 million at September 30, 1998 to $5.4 million at December 31, 1998. Savings and money market accounts were $24.4 million at December 31, 1998 as compared to $23.9 million at September 30, 1998. Time deposits declined $743,000 from $27.2 million at September 30, 1998 to $26.4 million at December 31, 1998. Borrowings increased from $2.0 million at September 30, 1998 to $4.4 million at December 31, 1998. The Company increased borrowings as a part of an overall leverage strategy implemented to increase return on equity.

Net interest income for the quarter ended December 31, 1998 was $673,000, an increase of $116,000 from $557,000 for the quarter ended December 31, 1997. The increase is primarily the additional interest income earned from investing the net proceeds received from the stock conversion offering.

The provision for loan losses was $4,000 and $15,000 for the three month periods ended December 31, 1998 and 1997, respectively. The allowance for loan losses was $1.2 million or 117.39% of nonperforming loans at December 31, 1998, compared to $1.5 million or 81.91% of nonperforming loans at September 30, 1998.

Non-interest expense decreased $5,000 to $552,000 for the three months ended December 31, 1998 as compared to $556,000 for the same period in the prior year. Included in non-interest expense for the period ended December 31, 1998 is a $36,000 gain realized on the sale of foreclosed property. Absent the gain, operating expenses increased $31,000 quarter to quarter. The increase is primarily attributable to the higher benefit costs associated with the recently adopted recognition and retention stock plans and to increased advertising expense.

Adirondack Financial Services Bancorp, Inc. began trading its stock upon the completion of its initial subscription offering on April 6, 1998.
Simultaneously, Adirondack Financial became the owner of all of the outstanding shares of Gloversville Federal Savings and Loan Association. The Company has two retail offices located in Gloversville, NY and Saratoga Springs, NY.







                                      END

                  Adirondack Financial Services Bancorp, Inc.
                  Selected Consolidated Financial Information


                                                                At December 31, 1998   At September 30, 1998
                                                                --------------------   ---------------------
                                                                               (In Thousands)
Total assets                                                          $ 70,306                $ 68,241
Cash and cash equivalents                                                4,262                   4,745
Net loans receivable                                                    50,050                  50,201
Mortgage-backed securities available for sale                            7,345                   3,959
Other securities available for sale                                      6,336                   7,213
                                                                --------------------   ---------------------
Total securities available for sale                                     13,681                  11,172
                                                                --------------------   ---------------------

Deposits                                                                56,377                  56,793
Borrowings                                                               4,463                   2,000
Total equity                                                             9,232                   9,155

                                                                  For the Three Months Ended December 31,
                                                                --------------------------------------------
                                                                       1998                    1997
                                                                --------------------   ---------------------
                                                                              (In Thousands)
Interest income                                                       $  1,319                $  1,184
Interest expense                                                           646                     628
Net interest income                                                        673                     556
Provision for loan losses                                                    4                      15
Net interest income after provision for loan losses                        669                     541
Total non-interest income                                                   58                      53
Non-interest expense                                                       552                     555
Income (loss) before income tax expense                                    175                      39
Income tax expense                                                          71                      16
Net income (loss)                                                          104                      23

              Selected Financial Ratios (Annualized) and Other Data

                                                                                     At or For the Three Months Ended
                                                                                         12/31/98     12/31/97
                                                                                        -----------  -----------
Performance Ratios:
Return on average assets                                                                     0.61%        0.15%
Return on average equity                                                                     4.50%        2.69%
Average interest rate spread during period                                                   3.56%        3.72%
Net interest margin                                                                          4.04%        3.82%
Ratio of operating expenses to average total assets (1)                                      3.37%        3.62%
Efficiency ratio (2)                                                                        79.48%       89.82%
Ratio of average interest-earning assets
  to average interest-bearing liabilities                                                  112.42%      102.54%

Quality ratios:
Non-performing assets to total assets at end of period                                       2.29%        6.10%
Allowance for loan loss to non-performing loans at end of period                           117.39%       44.32%
Allowance for loan losses to gross loans receivable at end of period                         2.42%        3.09%

Capital ratios:
Equity to total assets at end of period                                                     13.13%        5.57%
Average equity to average assets                                                            13.47%        5.66%

Other data:
Number of full service offices                                                                   2            2

(1) Operating expenses exclude OREO net gains of $29,000 and net expenses of $8,000 for periods ended December 31, 1998 and 1997, respectively.

(2) The efficiency ratio represents opeating expenses (as defined above) divided by the sum of net interest income and other income.